Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Anika Therapeutics, Inc.

Pondel/Wilkinson Klein

Charles Sherwood, Ph.D., CEO	Susan Klein (508) 358-4315
William Knight, CFO	Rob Whetstone (323) 866-6060
(781) 932-6616

ANIKA THERAPEUTICS RECEIVES APPROVABLE LETTER FOR ORTHOVISC®

OSTEOARTHRITIS PRODUCT FROM FDA

WOBURN, Mass. – December 2, 2003 Anika Therapeutics, Inc. (NASDAQ:ANIK) today said it has received an approvable letter from the U.S. Food and Drug Administration (FDA) for its Pre-Market Approval application (PMA) for ORTHOVISC®, a highly purified, high molecular weight form of hyaluronic acid for treating patients suffering from osteoarthritis of the knee.  The letter states that an approval order will be issued subject to a successful FDA inspection of Anika’s manufacturing facility.

“This achievement marks a significant milestone for Anika Therapeutics and we are pleased with the outcome of the FDA’s review of our PMA application thus far,” said Chief Executive Officer Charles H. Sherwood, Ph.D.  “One of our top corporate priorities is to now focus on securing an agreement with a strategic U.S. partner who will lead the commercialization efforts for ORTHOVISC.”

Designed to relieve pain and stiffness and improve joint mobility, ORTHOVISC has been marketed internationally since 1996, and currently is sold in Canada and various European and Middle Eastern nations.  The U.S. market for viscosupplementation products is growing, with currently over 10 million Americans suffering from osteoarthritis of the knee.

About Anika Therapeutics, Inc.

Headquartered in Woburn, Mass., Anika Therapeutics, Inc. (www.anikatherapeutics.com) develops, manufactures and commercializes therapeutic products and devices intended to promote the repair, protection and healing of bone, cartilage and soft tissue.  These products are based on hyaluronic acid (HA), a naturally occurring, biocompatible polymer found throughout the body.  In addition to ORTHOVISC®, a treatment for osteoarthritis of the knee (not approved for sale in the U.S.), Anika markets HYVISC® in the U.S. for the treatment of equine osteoarthritis through Boehringer Ingelheim Vetmedica, Inc. and manufactures AMVISC® and AMVISC® Plus, HA viscoelastic products for ophthalmic surgery, for Bausch & Lomb.  It also produces CoEaseTM, which is marketed by Advanced

(more)

Medical Optics, Inc., STAARVISCTM-II distributed by STAAR Surgical Company and ShellgelTM for Cytosol Ophthalmics, Inc.

The statements made in this press release which are not statements of historical fact are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, statements that may be identified by words such as “expectations,” “remains,” “focus,” “expected,” “prospective,” “expanding,” “building,” “continue,” “progress,” “efforts,” “hope,” “believe,” “objectives,” opportunities,” “will,” “seek,” and other expressions which are predictions of or indicate future events and trends and which do not constitute historical matters identify forward-looking statements.  The statements are based upon the current beliefs and expectations of management and are subject to significant risks and uncertainties.  The Company’s actual results could differ materially from any anticipated future results, performance or achievements described in the forward-looking statements as a result of a number of factors, including:  the results of its research and development efforts and timing of regulatory approvals; approval and commercialization of the Company’s products, and, with respect to Orthovisc, risks relating to the ability of the Company to successfully address the requests of the FDA in the approvable letter referred to above and the timing of the Company’s efforts to do so, as well as the timing of any approved order; and the Company’s ability to enlist a domestic distribution partner for Orthovisc or the risk that any such distribution arrangement will not result in meaningful sales.  There can be no assurances that the Company’s increased unit sales will materially increase product revenue or improve gross margins.  Certain other factors that might cause the Company’s actual results to differ materially from those in the forward-looking statements include those set forth under the headings “Business,” “Risk Factors and Certain Factors Affecting Future Operating Results” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in each of the Company’s Annual Report on Form 10-K for the year ended December 31, 2002, its Quarterly Report on Form 10-Q for the quarter ended September 30, 2003 and Current Reports on Form 8-K, as well as those described in the Company’s other press releases and SEC filings.

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